EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-51702) of Connecticut Water Service, Inc. of our report dated June 25, 2012 relating to the financial statements of Savings Plan of the Connecticut Water Company as of December 31, 2011 and 2010 and for the years then ended, which appears in this 2011 Annual Report on Form 11-K.

/s/ J.H. Cohn LLP
Glastonbury, Connecticut

June 25, 2012